Exhibit 10.88

SUBLEASE

400 Oyster Point Blvd., Ste. 503

South San Francisco, California

THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into on March 27, 2009 by and between TITAN PHARMACEUTICAL, INC., a Delaware corporation (hereinafter “Sublessor”), and ANESIVA, INC., a Delaware corporation (hereinafter “Sublessee”).

WHEREAS

A.	Sublessor is “Tenant” under that certain Office Lease dated February 14, 1996, as amended by that certain First Amendment to Lease dated March 25, 1997, Second Amendment to Lease dated May 22, 1998, Third Amendment to Lease dated November 11, 2000, Fourth Amendment to Lease dated April 9, 2001, Fifth Amendment to Lease dated December 5, 2001, Sixth Amendment to Lease dated August 1, 2002, Seventh Amendment to Lease dated October 1, 2004, Eight Amendment to Lease dated May 22, 2007, and Ninth Amendment to Lease dated February 11, 2009 (collectively, the “Master Lease”) by and between Kashiwa Fudosan America, Inc., as landlord (the “Master Landlord”), and Sublessor, as tenant, for office space more particularly described therein (“Leased Premises”) and located in an office building located in the City of South San Francisco, County of San Mateo, State of California, commonly known as 400 Oyster Point Blvd. (“Building”); and

B.	Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor, a portion of the Leased Premises containing exactly sixty-eight hundred seventy-one square feet (6,871 s.f.) of interior space in a portion of the Leased Premises identified as Suite 505 (the “Subleased Premises”) and as more particularly depicted on Exhibit A annexed hereto and made a part hereof by reference, which Subleased Premises, once demised from the Leased Premises, will be known and designated as Suite 503.

NOW THEREFORE, for and in consideration of the Subleased Premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Demise. Sublessor does hereby sublease and demise to Sublessee, and Sublessee does hereby hire from Sublessor, the Subleased Premises, together with the licenses, rights, privileges and easements appurtenant thereto including, without limitation, the non-exclusive right in and to the use of any and all common or public areas or facilities for the benefit of occupants of the Building.

2. Term. Subject to Paragraph 11 below, the term of this Sublease shall commence on April 1, 2009 (the “Commencement Date”), and shall expire on June 29, 2010, unless sooner terminated or further extended pursuant to the provisions hereof (the “Term”). In order to induce

Sublessee to execute this Sublease and in consideration thereof, Sublessor covenants, warrants and represents to Sublessee that the Master Lease is, as of the Effective Date, and will be, as of the Commencement Date, in full force and effect and the then-remaining term thereof will not expire before the expiration of the Term hereof.

3. Early Entry. Any time between the Effective Date and the Commencement Date, Sublessee shall have the right to enter the Subleased Premises to (a) inspect the physical condition thereof and conduct its due diligence investigation to determine the suitability of the Subleased Premises for Sublessee’s intended use and operation, (b) inspect Sublessor’s Work (as hereinafter defined), and/or (c) to do such other and further things as Sublessee may deem appropriate so long as Sublessee complies with all of the terms and conditions hereof; and provided, however, that such entry does not unreasonably interfere with Sublessor’s performance of Sublessor’s Work. Such early entry shall not be construed as an acceptance of the Subleased Premises by Sublessee under the provisions of this Sublease, as an attempt to violate, negate or avoid Master Landlord’s rights under Article 17 of the Master Lease, or as evidence of the occurrence of the Commencement Date hereunder.

4. Rent. Commencing on the Commencement Date, Sublessee shall pay to Sublessor as full and complete rent for the Subleased Premises an amount equal to One and 30/100 Dollars ($1.30) per square foot of the Subleased Premises (i.e., 6,871 s.f.) per month, payable in advance, on the first (1st) day of each calendar month of the Term hereof (“Rent”); provided, however, that Rent shall fully and completely abate from the Commencement Date through May 31, 2009 (the “Free Rent Period”). Notwithstanding the foregoing, Sublessee shall pay to Sublessor on the Commencement Date an amount equal to one month’s Rent, which Sublessor shall apply to the first payment of Rent that becomes due and payable by Sublessee after the expiration of the Free Rent Period. In the event any portion of the Term shall constitute less a full calendar month, Rent for such partial calendar month shall be prorated on a day-for-day basis such that Sublessee shall pay Rent only for the portion of each such partial calendar month as falls within the Term.

5. Security Deposit. Immediately after the Effective Date hereof (and no later than the Commencement Date), Sublessee shall deposit with Sublessor an amount equal to one month’s Rent, to be held and retained by Sublessor throughout the Term and returned by Sublessor to Sublessee promptly at the expiration or earlier termination of this Sublease, less any monies reasonably retained by Sublessor as reimbursement of reasonable expenses actually incurred by Sublessor to repair damage to or facilitate cleaning of the Subleased Premises that Sublessee failed to perform to the standards required by the Master Lease.

6. Sublessor’s Work. Sublessor, at its sole cost and expense, shall supply the existing furniture located within the Subleased Premises for Sublessee’s exclusive use (“Sublessor’s Work”). In addition to the foregoing, Sublessor and Sublessee agree to diligently and in good faith coordinate mutual on-going access to and operation of a common server room located in the Subleased Premises including, without limitation, the phone system(s) therein, such that both Sublessor and Sublessee shall have use of and access to such system(s) throughout the Term.

7. Use. The Subleased Premises shall be used and occupied for executive and general offices and for no other purposes without Sublessor’s prior written consent, not to be unreasonable conditioned, withheld or delayed.

8. Master Lease. Sublessee acknowledges and agrees that Sublessor has provided Sublessee with a copy of the Master Lease inclusive of all amendments as more particularly described in the recitals hereof. With knowledge of the content of the Master Lease, Sublessor and Sublessee hereby agree that:

a. This Sublease and all rights of Sublessee hereunder and with respect to the Subleased Premises are subject and subordinate to the terms, conditions and provisions of the Master Lease subject, however, to the terms and conditions of any Recognition Agreement (as defined in Paragraph 14 below). As to the Subleased Premises only, Sublessee hereby assumes and agrees, jointly and severally with Sublessor, to perform faithfully and be bound by all of Sublessor’s obligations, covenants, restrictions and agreements under the Master Lease, except that as between Sublessor and Sublessee, Sublessee shall not be liable or responsible for any monetary obligations under the Master Lease including, without limitation, Rent, Operating Expenses, Real Estate Taxes and Code Costs, which Sublessor hereby agrees shall be solely the liability and responsibility of Sublessor and with respect to which Sublessor hereby indemnifies Sublessee.

b. Without limiting the foregoing:

i. Sublessee shall not make any material changes, alterations or additions in or to the Subleased Premises without first obtaining Sublessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, Sublessee shall not be required to obtain Sublessor’s consent in any circumstance under which Sublessor is not required under Article 9 of the Master Lease to obtain the Master Landlord’s consent therefor.

ii. If Sublessee desires to take any other action, which, if such action were taken by Sublessor would require Master Landlord’s consent under the Master Lease, Sublessee shall not take such action without first obtaining the written consent of Master Landlord; provided, however, if the Master Landlord refuses to acknowledge Sublessee’s request for consent due to lack of privity or otherwise, Sublessor shall make the request, in form and substance approved by Sublessee, for Master Landlord’s consent pursuant to the Master Lease for and on behalf of Sublessee.

iii. Rights of the Master Landlord, its agents and representatives under the Master Lease to enter the Leased Premises shall inure to the benefit of Sublessor, its agents and representatives, with respect to the Subleased Premises if and to the extent such entry by Sublessor is reasonably necessary to facilitate the entry by Master Landlord under the Master Lease and provided that Sublessor shall have given Sublessee comparable notice of such entry under this Sublease as the Master Landlord is required to give Sublessor under the Master Lease.

iv. Sublessee shall maintain insurance of the kinds and in the amounts required to be maintained by Sublessor under the Master Lease, except that all policies of liability insurance shall name as additional insureds both the Master Landlord and the Sublessor.

v. Sublessee shall not intentionally or negligently take any action or fail to take any action that is reasonably likely to cause an Event of Default under the Master Lease or that would cause the Master Lease to be cancelled or terminated.

c. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessor and Sublessee hereby agree as follows:

i. Except as otherwise expressly set forth herein, Sublessee shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of Sublessee’s interest in this Sublease, by operation of law or otherwise, or permit the use of the Subleased Premises or any part thereof by any person other than Sublessee, its officers, directors, partners, employees or agents, or further sublet the Subleased Premises or any part thereof, without the prior written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, and if and to the extent required under the Master Lease, the prior written consent of Master Landlord. For the purposes hereof, Sublessor and Sublessee acknowledge and agree that as to Sublessor’s consent right under this Paragraph 8(c)(i), it shall constitute reasonable grounds to deny consent to an assignment or further sublease if the proposed assignee or sub-subtenant (together with any guarantor) is not, in Sublessor’s reasonable judgment, financially capable of paying the Rent hereunder. Notwithstanding the foregoing, in the event Sublessee is a publicly traded company, the public trading of Sublessee’s shares (including pink sheets and counter trading) shall not be deemed a transfer under this Sublease. In addition to and not in limitation of the foregoing, Sublessee shall have the right from time to time, without the consent of Sublessor to assign Sublessee’s interest in this Sublease and/or to sublet or license all or any portion of the Subleased Premises: (i) to an affiliate (as defined in Section 17.1.1 of the Master Lease) of Sublessee; (ii) to any entity which purchases all or substantially all of the assets of Sublessee; (iii) in conjunction with any merger, acquisition, consolidation or public offering of stock or other interests involving Sublessee; and/or (v) as may be required by any law. If Sublessor shall give its consent under this Paragraph 8(c)(i), Sublessee shall, in consideration therefor, pay to Sublessor one hundred percent (100%) of all sums and other consideration actually paid to Sublessee by the assignee or sub-subtenant for or by reason of such assignment or sub-subletting as such sums exceed any amounts payable by Sublessee to Sublessor hereunder.

ii. Rent shall not abate by reason of any damage to or destruction of the Subleased Premises, the Leased Premises or the Building or any part thereof, unless, and then only with respect to the same period of time that, rental and such other payments are actually abated under the Master Lease with respect to the Subleased Premises on account of such damage or destruction.

iii. Sublessee shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building, the Leased Premises or the Subleased Premises; provided, however, that Sublessee shall have the right to file any separate claim available to Sublessee for any taking of Sublessee’s personal property and fixtures belonging to Sublessee and removable by Sublessee on expiration of the Term (excluding Sublessor’s Work), and for moving expenses and/or relocation costs, so long as any such claim does not diminish the award available to Sublessor and/or Master Landlord and so long as any such claim is payable separately to Sublessee.

iv. Sublessee shall not benefit from (i) any rent concessions or abatements, (ii) any construction allowances, (iii) any right to renew or extend the term of the Master Lease, (iv) any right to terminate the Master Lease, or (v) any right of first refusal or first offer under the Master Lease; provided, however, that the foregoing shall not diminish any similar right inuring to Sublessee if expressly set forth herein.

v. All of the terms, covenants, conditions and provisions of the Master Lease shall be and hereby are incorporated into the Sublease as if fully set forth herein, except to the extent otherwise expressly provided to the contrary or to the extent of a conflict between this Sublease and the Master Lease, in which event the terms, covenants, conditions and provisions of the Sublease shall control.

vi. Subject to any Recognition Agreement, the Term of this Sublease shall terminate, without liability of Sublessor to Sublessee, if the Master Landlord terminates the Master Lease.

9. Default.

a. It shall be an Event of Default upon the happening of any of the following:

i. Sublessee fails to pay any Rent hereunder and such failure continues for five (5) days after Sublessee’s receipt of written notice thereof from Sublessor to Sublessee;

ii. Sublessee fails to pay any other amount due from Sublessee hereunder for which Sublessee has received written notice from Sublessor that such amount is due, and such failure continues for ten (10) days after Sublessee’s receipt of written notice of such failure to pay from Sublessor to Sublessee;

iii. Sublessee fails to perform or observe any other material covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after Sublessee’s receipt of written notice thereof from Sublessor to Sublessee (it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30) day period that the time allowed Sublessee within which to cure same shall be extended for such period as may be necessary to complete same with all due diligence); or

iv. Any other event occurs that involves Sublessee or is caused by Sublessee within the Subleased Premises and with regard to which (y) Sublessor has received notice from Master Landlord that the same constitutes a default under the Master Lease, and (z) Sublessor has provided Sublessee with a copy of such written default notice from Master Landlord, and Sublessee fails to cure such default as claimed by Master Landlord before that default matures into an Event of Default under the Master Lease, but only to the extent that Sublessee is responsible for the event giving rise to Master Landlord’s default notice.

b. It shall be an Event of Sublessor Default upon the happening of any of the following:

i. Sublessor fails to pay timely any Rent, Operating Expenses, Real Estate Taxes, Code Costs or other amounts due and payable under the Master Lease and such failure becomes an Event of Default under the Master Lease;

ii. Sublessor fails to perform or observe any other covenant or agreement set forth in the Master Lease and such failure becomes an Event of Default under the Master Lease; or

iii. Sublessor fails to perform or observe any covenant or agreement set forth in this Sublease and such failure continues for thirty (30) days after written notice thereof from Sublessee to Sublessor (it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30) day period that the time allowed Sublessor within which to cure same shall be extended for such period as may be necessary to complete same with all due diligence).

c. If there shall be an Event of Default by Sublessee or an Event of Sublessor Default by Sublessor (“Defaulting Party”), then Sublessor or Sublessee, respectively, as the case may be (“Non-Defaulting Party”), may exercise all rights and remedies available to it at law or in equity including, without limitation, all rights and remedies afforded the Master Landlord under the Master Lease. If the

Defaulting Party fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder, the Non-Defaulting Party may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to do so). In such event, any actual and reasonable amounts so paid or incurred by the Non-Defaulting Party including, without limitation, all costs, expenses and reasonable attorneys’ fees (collectively “Cure Costs”), shall be immediately due and payable by the Defaulting Party to the Non-Defaulting Party. If Sublessee is the Defaulting Party, Cure Costs shall be deemed to be Rent, and if Sublessor is the Defaulting Party, Sublessee shall be entitled to offset its Cure Costs against Rent.

10. Indemnity. Sublessee covenants to defend and indemnify Sublessor and hold Sublessor harmless from and against any and all claims, actions, damages, liabilities and expenses, including reasonable attorneys’ fees, (i) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in or upon the Subleased Premises, or any part thereof, except to the extent arising from Sublessor’s and/or Master Landlord’s access and entry into the Subleased Premises, or (ii) occasioned wholly or in part by any act or omission of Sublessee, its agents, contractors, employees, servants, or licensees, except to the extent such claims, actions, damages, liability and expense are caused by the acts or omissions of Sublessor, its agents, contractors, licensees, employees, or Master Landlord, or any other tenants and occupants of the Building, or for which any of said parties may be statutorily liable. Sublessor covenants to defend and indemnify Sublessee and hold Sublessee harmless from and against any and all claims, actions, damages, liabilities and expenses, including reasonable attorneys’ fees, (y) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in or upon any portion(s) of the Leased Premises (excluding the Subleased Premises, except to the extent arising from Sublessor’s and/or Master Landlord’s access and entry into the Subleased Premises), or (z) occasioned wholly or in part by any act or omission of Sublessor, its agents, contractors, employees, servants, subtenants (other than Sublessee), occupants or licensees, except to the extent such claims, actions, damages, liability and expense are caused by the acts or omissions of Sublessee its agents, contractors, licensees or employees, or for which any of said parties may be statutorily liable. In addition to and not in limitation of the foregoing, Sublessor agrees that Sublessor shall be solely responsible for the fees and commissions of any broker utilized in connection with this Sublease and agrees to indemnify, defend and hold Sublessee harmless against any and all claims by any person for brokerage commissions or fees arising out of any conversation, negotiations or other dealings with any other broker regarding this Sublease.

11. Extension Option. If Sublessor elects under Section 1.7 of the Master Lease to exercise Sublessor’s Extension Option, then within ten (10) days after Sublessor gives Master Landlord written notice of Sublessor’s irrevocable election to exercise such option, Sublessor also shall give Sublessee written notice of such exercise by Sublessor, which notice to Sublessee shall specify the extended date on which the Master Lease will now expire (“Sublessor’s Extension Notice”). Within ninety (90) days after Sublessee’s receipt of Sublessor’s Extension Notice, Sublessee shall notify Sublessor of its intention to extend the Term hereof for the equal number of days by which the Master Lease was so extended (“Sublessee’s Extension Notice”). If Sublessee fails to give Sublessee’s Extension Notice, Sublessee shall be deemed to have waived its rights under this Paragraph 11 and this Sublease shall expire as initially set forth in Paragraph 2 above. If Sublessee delivers Sublessee’s Extension Notice, then the Term hereof shall be deemed extended so as to expire on the calendar day immediately preceding the calendar day on which the Master Lease will expire and all terms, conditions and provisions of this Sublease shall remain in full force and effect throughout such extended Term.

12. Parking. Sublessee and its employees, invitees, agents, customers, concessionaires and licensees shall have the nonexclusive right, in common with Sublessor, to use a portion of the fifty-six (56) unassigned parking spaces allocated to Sublessor under the Master Lease, at no cost to Sublessee, together with all means of ingress to and egress from the aforesaid parking to and from public streets and roads bordering the Building now or hereafter made available or maintained by Master Landlord. The portion of Sublessor’s parking space to which Sublessee shall be entitled to use shall be calculated on a proportional basis, such that Sublessee shall be entitled to a percentage of such total number of Sublessor’s parking spaces as the Rentable Square Footage of the Subleased Premises bears to the rental square footage of the entire Leased Premises.

13. Master Landlord’s Consent. Sublessor and Sublessee acknowledge and agree that this Sublease is subject to the consent of Master Landlord under Article 17 of the Master Lease. Sublessor covenants, warrants and represents to Sublessee that the Master Landlord has waived its recapture right under Section 17.3 of the Master Lease and has otherwise consented to the transaction contemplated by this Sublease, but has not yet approved the form of this Sublease as required by Section 17.4(f) of the Master Lease. In light of the Commencement Date, Sublessor and Sublessee nevertheless have agreed to execute this Sublease prior to Master Landlord’s approval of the form hereof. As such, Sublessor covenants and agrees that within one (1) business day after the Effective Date hereof, Sublessor shall deliver to Master Landlord a copy of this fully executed Sublease in order to obtain Master Landlord’s approval thereof. If, in response thereto, Master Landlord requires revision(s) to the Sublease, Sublessor immediately shall give Sublessee written notice of such required change(s) and Sublessor and Sublessee shall promptly and in good faith enter into a mutually agreeable amendment to this Sublease to incorporate such required change(s) of Master Landlord; provided, however, in no event shall either party be required to agree to any amendment that is inconsistent or in conflict with the terms of that certain Letter of Intent dated February 26, 2009, the terms of which Master Landlord has previously given its consent. Sublessor agrees to indemnify, defend and hold

Sublessee harmless against any and all claims by Master Landlord arising from or in connection with this Sublease including, without limitation, Sublessee’s early entry into the Subleased Premises as set forth herein or the failure by Master Landlord to have waived its recapture right or consent to this Sublease.

14. Recognition Agreement. Sublessor covenants and agrees that within one (1) business day after the Effective Date hereof, Sublessor shall deliver to Master Landlord a proposed form of Recognition Agreement, prepared by and delivered to Sublessor by Sublessee, and Sublessor shall thereafter use commercially reasonable efforts to obtain from Master Landlord, and deliver to Sublessee, such fee owner recognition agreement in a form reasonably satisfactory to Sublessee, which shall include the following provisions: (i) the Master Landlord will not, in the exercise of any of the rights arising or which may arise out of such Sublease, disturb or deprive Sublessee in or of its possession or its rights to possession of the Subleased Premises or of any right or privilege granted to or inuring to the benefit of Sublessee under this Sublease; and (ii) in the event of the termination of the Master Lease, Sublessee shall not be made a party in any removal or eviction action or proceeding, nor shall Sublessee be evicted or removed of its possession or its right of possession of the Subleased Premises, and this Sublease shall continue in full force and effect as a direct lease between the Master Landlord and Sublessee for the remainder of the Term and on the same terms and conditions as contained herein, without the necessity of executing a new lease (“Recognition Agreement”).

15. Notices. Any notice or demand given or required to be given hereunder shall be made in writing, delivered by certified or registered mail, return receipt requested, or by reliable overnight courier, to the address of the respective parties set forth below and any such notice or demand shall be deemed received as of the date delivery is confirmed or refused:

Sublessor:	Titan Pharmaceuticals, Inc.
400 Oyster Point Blvd., Suite 505
South San Francisco, California 94080
Attention: Mr. Robert Farrell

Sublessee:	Anesiva, Inc.
400 Oyster Point Blvd., Suite 503
South San Francisco, California 94080
Attention: Vice President – Legal

With a copy to:

Patras Williams & Johnson, LLC
175 Quincy Court, Unit B
Hopelawn, New Jersey 08861
Attention: Amy M. Williams

Sublessor and Sublessee may from time to time designate any other or additional address(es) by the giving of written notice thereof pursuant to this provision.

16. General.

a. Binding Effect. Subject to the terms, conditions and provisions hereof, this Sublease shall be binding on the parties hereto and their successors and assigns. Notwithstanding the foregoing, the submission of this Sublease for examination and negotiation does not constitute an offer to lease by either party hereto and this Sublease shall only become effective and binding on the execution and delivery hereof by both Sublessor and Sublessee. Electronic and/or facsimile signatures on this Sublease shall be deemed as effective and enforceable as original signatures; provided, however, each party shall be obligated, on the request of the other party, to provide such original signature promptly if and when so requested.

b. Governing Law. This Sublease shall be governed and construed in accordance with the laws of the State of California, without reference to its principles on conflicts of law.

c. Attorneys’ Fees. In any action or proceeding hereunder (whether to enforce the terms and provisions of an indemnity or otherwise), the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable costs and expenses in such action or proceeding, including reasonable attorneys’ fees, costs and expenses. Except as otherwise set forth herein, if either party is sued by a third party as a result of a violation of a covenant, representation or warranty herein contained by the other party hereto, then the party who has violated the covenant, representation or warranty shall be responsible for the reasonable costs and expenses in such action or proceeding against the non-violating party, including reasonable attorneys’ fees, costs and expenses, except to the extent provided otherwise in Paragraph 13 above.

d. Quiet Enjoyment. So long as there is no Event of Default under this Sublease, Sublessee shall have quiet enjoyment of the Subleased Premises for the Term, subject to all the terms and conditions of this Sublease.

e. Defined Terms. Any terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Master Lease.

f. Construction. In construing this Sublease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires. This Sublease shall be construed without regard to: (a) the identity of the party who drafted the various provisions hereof, and (b) the addition or deletion of text made during the negotiation of this Sublease. Moreover, each and every provision of this Sublease shall be construed as though all parties hereto participated equally in the drafting thereof. As a result of the foregoing, any rule or construction that a document is to be construed against the drafting party shall not be applicable hereto.

g. Paragraph Headings. The paragraph headings in this Sublease are for convenience only and do not in any way limit or simplify the terms and provisions of this Sublease, nor should they be used to determine the intent of the parties.

h. Partial Invalidity. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant, condition and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

i. Waiver. The failure of either party to seek redress for violation, or to insist upon strict performance, of any term, covenant or condition contained in this Sublease shall not prevent a similar subsequent act from constituting a default under this Sublease.

j. Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or written matter not contained in this instrument shall have any force or effect. This Sublease shall not be amended or modified in any way except by a writing executed by both parties. All of the exhibits attached to this Sublease are incorporated into this Sublease by reference and for all purposes are a part of this Sublease.

k. Relationship of Parties. The relationship between the parties hereto is solely that of landlord and tenant and nothing in this Sublease shall be construed as creating a partnership or joint venture between the parties hereto, it being the express intent of Sublessor and Sublessee that the business of Sublessee at the Subleased Premises and elsewhere, and the good will thereof, shall be and remain the sole property of Sublessee.

l. Force Majeure. If either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required under this Sublease by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, governmental action or other reasons of a like nature beyond the reasonable control of the party delayed in performing works or doing acts required under the terms of this Sublease, then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay.

m. Limitation of Liability. Sublessor, its successors and assigns, shall look solely to the assets, if any, of Sublessee and its successors and assigns, for the satisfaction of any claim arising from or under this Sublease and shall not seek to impose personal liability on any shareholder, officer, director, member or employee of Sublessee or any of its affiliates.

n. Consents. Except as may be otherwise expressly set forth in this Sublease, whenever under this Sublease provision is made for either party’s securing the consent or approval of the other party, (a) such consent or approval shall be in writing and shall not be unreasonably withheld, delayed or conditioned, and (b) in all matters contained herein, both parties shall have an implied obligation of reasonableness.

o. Costs. Whenever this Sublease requires the performance of an act by any party, such party shall perform the act at its own cost and expense, unless otherwise expressly provided to the contrary in this Sublease.

p. Survival of Obligations. The obligation to pay any sums due to either party from the other that by the terms herein would not be payable, or are incapable of calculation, until after the expiration or sooner termination of this Sublease, shall survive and remain a continuing obligation until paid. All indemnity obligations under this Sublease shall survive the expiration or earlier termination of this Sublease.

q. Sublessee’s Trade Name. Sublessor shall not make use of Sublessee’s trade name.

r. Counterparts. This instrument may be executed in several counterparts, each of which shall be deemed an original. The signatures to this instrument may be executed on separate pages, and when attached to this instrument, shall constitute one complete document.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Sublease as of the latest of the dates set forth next to the parties’ respective signatures below, which latest date is and shall be deemed to the Effective Date hereof and shall be set forth on the first page hereof.

SUBLESSOR:

TITAN PHARMACEUTICALS, INC.
Attest:

	By:	/s/ Robert Farrell
	Name:	Robert Farrell
	Title:	President & CEO

	Date:	March 26, 2009

SUBLESSEE:

ANESIVA, INC.
Attest:

	By:	/s/ Michael Kranda
	Name:	Michael Kranda
	Title:	President & CEO

	Date:	March 27, 2009

Robert L. Delsman
Kashiwa Fudosan America, Inc. As Master
/s/ Robert L. Delsman	Landlord by its Secretary hereby consents to
this sublease agreement.
Berkeley, California
2009.03.27 17:49:58 -07’00’

Exhibit A

Depiction of Subleased Premises

[see attached separate single page.]

(PICTURE: KEY PLAN OF SUBLEASED PREMISES)